UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2024

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 16, 2024, Phunware, Inc. (the "Company”), entered into a definitive securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the purchase and sale of an aggregate of 40,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and pre-funded warrants to purchase up to 47,500,000 shares of Common Stock (the “Pre-Funded Warrants”), in a registered direct offering (the “Offering”). The Pre-Funded Warrants have an exercise price of $0.001 and are immediately exercisable any time after their original issuance until such Pre-Funded Warrants are exercised in full. The Shares were sold at an offering price of $0.08 per Share and the Pre-Funded Warrants were sold at an offering price of $0.079 per Pre-Funded Warrant.

Pursuant to the Purchase Agreement, the Company agreed for a period of 30 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of shares of Common Stock or any Common Stock Equivalent (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. The Company has also agreed for a period of 30 days following the closing date of the Offering not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. Additionally, certain of the Company's directors and officers agreed to be subject to a lock-up period of 30 days following the closing of the Offering. Subject to certain exceptions, the lock-up restricts the Company's officers and directors from offering, selling, contracting to sell, hypothecating, pledging or otherwise disposing of (or entering into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), directly or indirectly, any shares of our Common Stock or any securities convertible into or exchangeable or exercisable for shares of our Common Stock during the lock-up period.

Pursuant to the Purchase Agreement, the investors were granted a right of participation in future equity offerings for a period of 6 months following closing for up to 35% of future equity offerings during such period on a pro rata basis. The Purchase Agreement also contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The securities were sold by the Company pursuant to an effective shelf registration statement on Form S-3 and the accompanying base prospectus, which was originally filed with the Securities and Exchange Commission (the "SEC") on February 1, 2022, and declared effective by the SEC on February 9, 2022 (File No. 333-262461), and the prospectus supplement thereunder dated January 16, 2024.

Roth Capital Partners., LLC (“Roth”) acted as the Company’s exclusive placement agent in connection with the Offering pursuant to a Placement Agency Agreement dated January 16, 2024 (the “Placement Agency Agreement“) between Roth and the Company. In connection with the Offering, the Company agreed to pay Roth a cash fee equal to 7.0% of the gross proceeds received in the Offering and up to $60,000 for legal fees and expenses incurred in connection with the Offering. Roth did not purchase or sell any of the Shares or the Pre-Funded Warrants and was not required to arrange the purchase or sale of any specific number or dollar amount of securities.

The foregoing descriptions of the Pre-Funded Warrants, the Purchase Agreement and Placement Agency Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 4.1, 10.1 and 10.2 hereto and incorporated by reference herein.

The gross proceeds to the Company from the Offering were approximately $7 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for working capital and other general corporate purposes, including expansion of its product initiatives, such as monetizing its patent portfolio, PhunCoin and PhunToken. The Company may also fund strategic opportunities that may present themselves from time to time but does not have any pending opportunities at this time.

A copy of the legal opinion and consent of Winstead PC, counsel to the Company, relating to the validity of the issuance and sale of the Shares, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agency Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the forms of Purchase Agreement and Placement Agency Agreement are included with this filing only to provide shareholders with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On January 16, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Winstead PC
10.1	Form of Securities Purchase Agreement dated as of January 16, 2024
10.2	Placement Agency Agreement dated January 16, 2024, by and between Phunware, Inc. and Roth Capital Partners, LLC
23.1	Consent of Winstead PC (included in Exhibit 5.1)
99.1	Press Release dated January 16, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2024	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer